Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of NQ Mobile Inc. (formerly known as NetQin Mobile Inc.) of our report dated March 30, 2012 relating to the consolidated financial statements of NQ Mobile Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

May 10, 2012

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Beijing Branch, 26/F Office Tower A

Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, PRC

T: +86 (10) 6533 8888, F: +86 (10) 6533 8800, www.pwccn.com